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                                                                    EXHIBIT 99.1


                             JOINT FILER INFORMATION

                            OTHER REPORTING PERSON(s)

1.   MSD TORCHLIGHT, L.P.

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               ITEM                                               INFORMATION
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Name:                               MSD Torchlight, L.P.


Address:                            645 Fifth Avenue, 21st Floor, New York, New York 10022


Designated Filer:                   MSD Capital, L.P.


Date of Event Requiring
Statement (Month/Day/Year):         August 25, 2008


Issuer Name and Ticker or
Trading Symbol:                     SEMGROUP ENERGY PARTNERS, L.P. [SGLP]


Relationship of Reporting
Person(s) to Issuer:                10% Owner


If Amendment, Date Original
Filed (Month/Day/Year):             Not Applicable


Individual or Joint/Group Filing:   Form filed by More than One Reporting Person


Signature:                          By:      MSD Capital, L.P.
                                    Its:     General Partner

                                    By:      MSD Capital Management LLC
                                    Its:     General Partner

                                    By:      /s/ Marc R. Lisker
                                             --------------------
                                    Name:    Marc R. Lisker
                                    Title:   Manager and General Counsel
                                    Date:    August 27, 2008

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